Exhibit 99.1
August 2, 2006
Contacts:
James S. Marlen, Chairman, President and Chief Executive Officer
Gary Wagner, Executive Vice President, Chief Operating Officer
James R. McLaughlin, Senior Vice President, Chief Financial Officer
Telephone: 626-683-4000
AMERON COMPLETES SALE OF COATINGS BUSINESS
     PASADENA, Calif. — Ameron International Corporation (NYSE: AMN) announced today that the previously announced sale of its worldwide Performance Coatings & Finishes business (“Coatings”) to PPG Industries was completed on August 1, 2006. Ameron initially announced the transaction on June 29, 2006.
     “We are pleased to complete the sale of Coatings,” commented James Marlen, Ameron’s Chairman, President and Chief Executive Officer. “We look forward to operating a streamlined, more focused Company that will be in an enhanced position to create shareholder value.”
     Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company operates businesses in North America, South America, Europe and Asia. It also participates in several joint-venture companies in the U.S. and the Middle East.
     Cautionary statement for purposes of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to the forecasted, estimated or anticipated future results of Ameron International Corporation (“Ameron” or the “Company”) are forward-looking and reflect the Company’s current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron’s businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron’s results. Forward-looking statements represent the Company’s judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.